EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares of 36Kr Holdings Inc., and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

Dated: February 12, 2020

M36 INVESTMENT LIMITED

By:	/s/ David Su Tuong Sing
Name:	David Su Tuong Sing
Title:	Director

SHANGHAI CHUANGJI INVESTMENT CENTER (LIMITED PARTNERSHIP)

By:	Shanghai Changchuang Investment Management Partnership (Limited Partnership), its general partner

By:	Shanghai Jingsheng Investment Management Co., Ltd., its general partner

By:	/s/ David Su Tuong Sing
Name:	David Su Tuong Sing
Title:	Director

SHANGHAI CHANGCHUANG INVESTMENT MANAGEMENT PARTNERSHIP (LIMITED PARTNERSHIP)

By:	Shanghai Jingsheng Investment Management Co., Ltd., its general partner

By:	/s/ David Su Tuong Sing
Name:	David Su Tuong Sing
Title:	Director

SHANGHAI JINGSHENG INVESTMENT MANAGEMENT CO., LTD.

By:	/s/ David Su Tuong Sing
Name:	David Su Tuong Sing
Title:	Director

/s/ David Su Tuong Sing DAVID SU TUONG SING